New York Mortgage Trust Reports
Third Quarter 2021 Results

NEW YORK, NY - November 2, 2021 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the third quarter of 2021.

Summary of Third Quarter 2021:
(dollar amounts in thousands, except per share data)

Net income attributable to Company's common stockholders	$36,861
Net income attributable to Company's common stockholders per share (basic)	$0.10
Comprehensive income attributable to Company's common stockholders	$31,453
Comprehensive income attributable to Company's common stockholders per share (basic)	$0.08
Net interest income	$31,031
Portfolio net interest margin	3.25%
Book value per common share at the end of the period	$4.74
Economic return on book value for the quarter (1)	2.1%
Dividends per common share	$0.10

(1)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.

Key Developments:

•Purchased approximately $370.7 million in residential loans and $28.8 million in non-Agency RMBS.

•Funded multi-family preferred equity investments in the amount of approximately $42.6 million and multi-family joint venture investments for approximately $53.1 million.

•Sold residential loans for proceeds of approximately $49.5 million, non-Agency RMBS for proceeds of approximately $43.6 million and CMBS for proceeds of approximately $89.5 million.

•Issued 5,750,000 shares of 6.875% Series F Fixed-to-Floating-Rate Cumulative Redeemable Preferred Stock for total net proceeds to the Company of approximately $138.6 million after deduction of underwriting discounts and commissions and offering expenses. The Company used the net proceeds to fund the redemption of all outstanding shares of its 7.875% Series C Preferred Stock at an aggregate redemption price of approximately $104.9 million, which included accumulated and unpaid dividends up to, but not including, the redemption date of July 30, 2021.

•Redeemed one of the Company's residential loan securitizations with an outstanding balance of $203.5 million at the time of redemption and completed a new securitization of certain performing, re-performing and non-performing residential loans resulting in approximately $254.9 million of net proceeds to the Company.

Management Overview

Steven Mumma, Chairman and Chief Executive Officer, commented: "The Company continued to deliver solid results in the third quarter, generating GAAP earnings per share of $0.10 and comprehensive earnings per share of $0.08. The numbers for the quarter were negatively impacted by nonrecurring, one-time charges, including $3.4 million in expenses related to the early redemption of our 7.875% Series C preferred stock, which was refinanced into a 6.875% Series F preferred stock, lowering our cost of capital by 100 basis points. Additionally, in August, we called a 2020 residential securitization trust that resulted in the acceleration of $1.6 million of deferred debt issuance costs. The loan pool was refinanced into a new securitization issued in August, lowering our cost of debt by approximately 210 basis points. We expect to continue to reduce the Company’s cost of funds with subsequent structured transactions. This trend will have a positive impact on earnings going forward."

Jason Serrano, President, commented: "We continue to be diligent with our portfolio growth by focusing on investments where higher asset returns are available due to operational complexities. With these competitive barriers, we can deploy the Company’s substantial liquidity to build our portfolio with low utilization of leverage. In this approach, we believe this is an exceptional time for the Company to drive earnings while protecting book value."

Capital Allocation

The following tables set forth, by investment category, our allocated capital at September 30, 2021, our interest income and interest expense, and the average yield, average portfolio financing cost, and portfolio net interest margin for our average interest earning assets for the three months ended September 30, 2021 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Other	Total
Residential loans	$3,273,807	$—	$—	$3,273,807
Consolidated SLST CDOs	(904,976)	—	—	(904,976)
Multi-family loans	—	119,812	—	119,812
Investment securities available for sale (2)	350,365	56,243	41,485	448,093
Equity investments	—	237,925	17,089	255,014
Other investments (3)	9,428	73,335	—	82,763
Total investment portfolio carrying value	2,728,624	487,315	58,574	3,274,513
Liabilities:
Repurchase agreements	(334,556)	—	—	(334,556)
Residential loan securitization CDOs	(710,102)	—	—	(710,102)
Convertible notes	—	—	(137,240)	(137,240)
Senior unsecured notes	—	—	(96,540)	(96,540)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	21,091	—	405,686	426,777
Other	41,885	(7,909)	(54,035)	(20,059)
Net Company capital allocated	$1,746,942	$479,406	$131,445	$2,357,793

Total Leverage Ratio (5)				0.3
Portfolio Leverage Ratio (6)				0.1

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Consolidated SLST is presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of September 30, 2021 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $231.1 million.
(2)Agency RMBS with a fair value of $125.6 million are included in Single-Family.
(3)Represents the Company's single-family rental properties and equity investments in consolidated multi-family apartment communities. A reconciliation of the Company's equity investments in consolidated multi-family apartment communities is included below in "Additional Information."
(4)Excludes cash amounting to $3.9 million held in the Company's equity investments in consolidated multi-family apartment communities. Restricted cash is included in the Company’s accompanying condensed consolidated balance sheets in other assets.
(5)Represents total outstanding repurchase agreement financing, subordinated debentures, convertible notes and senior unsecured notes divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $905.0 million, residential loan securitization CDOs amounting to $710.1 million and mortgages payable on operating real estate amounting to $200.7 million as they are non-recourse debt for which the Company has no obligation.
(6)Represents outstanding repurchase agreement financing divided by the Company’s total stockholders’ equity.

Net Interest Income - Three Months Ended September 30, 2021:	Single-Family (1)	Multi- Family	Other	Total
Interest Income (2)	$39,144	$4,247	$1,816	$45,207
Interest Expense	(8,163)	—	(6,013)	(14,176)
Net Interest Income (Expense)	$30,981	$4,247	$(4,197)	$31,031

Portfolio Net Interest Margin - Three Months Ended September 30, 2021:
Average Interest Earning Assets (3) (4)	$2,608,604	$195,431	$26,468	$2,830,503
Average Yield on Interest Earning Assets (5)	6.00%	8.69%	27.44%	6.39%
Average Portfolio Financing Cost (6)	(3.14)%	—	—	(3.14)%
Portfolio Net Interest Margin (7)	2.86%	8.69%	27.44%	3.25%

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Interest income amounts represent interest income earned by securities that are owned by the Company. A reconciliation of net interest income from the Single-Family portfolio is included below in "Additional Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period indicated excludes all Consolidated SLST assets other than those securities owned by the Company.
(4)Average Interest Earning Assets is calculated each quarter based on daily average amortized cost for the respective periods.
(5)Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income relating to our interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Portfolio Financing Cost was calculated by dividing our annualized interest expense relating to our interest earning assets by our average interest bearing liabilities, excluding the interest expense generated by our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on operating real estate of approximately $0.5 million, $2.8 million, $1.6 million and $1.1 million, respectively.
(7)Portfolio Net Interest Margin is the difference between our Average Yield on Interest Earning Assets and our Average Portfolio Financing Cost, excluding the weighted average cost of subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on operating real estate.

Conference Call

On Tuesday, November 2, 2021 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and nine months ended September 30, 2021. The conference call dial-in number is (877) 312-8806. The replay will be available until Tuesday, November 9, 2021 and can be accessed by dialing (855) 859-2056 and entering passcode 8885838. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under "Investors — Events and Presentations" section. Third quarter 2021 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is expected to be filed with the Securities and Exchange Commission on or about November 4, 2021. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Agency CMBS” refers to CMBS representing interests in or obligations backed by pools of multi-family mortgage loans guaranteed by a GSE, such as Fannie Mae or Freddie Mac; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, multi-family loans held in the Consolidated K-Series and the Company's residential loans held in securitization trusts and non-Agency RMBS re-securitization that we consolidate in our financial statements in accordance with GAAP; “Consolidated K-Series” refers to Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, owned the first loss PO securities and certain IOs and certain senior or mezzanine securities issued by them, that we consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Multi-Family” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain equity investments that invest in multi-family assets; “Single-Family” portfolio includes residential loans, Agency RMBS and non-Agency RMBS; and “Other” portfolio includes ABS and equity investments that invest in residential assets.

Additional Information

Equity Investments in Consolidated Multi-family Apartment Communities

A reconciliation of our net equity investments in consolidated multi-family apartment communities to our condensed consolidated financial statements as of September 30, 2021 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$3,905
Operating real estate, net	261,178
Lease intangible, net (a)	7,975
Other assets	11,620
Total assets	$284,678

Mortgages payable on operating real estate, net	$200,720
Other liabilities	5,997
Total liabilities	206,717

Non-controlling interest in consolidated variable interest entities	4,626
Net equity investment	$73,335

(a)Included in other assets in the accompanying condensed consolidated balance sheets.

Consolidated SLST

We determined that Consolidated SLST is a variable interest entity and that we are the primary beneficiary of Consolidated SLST. As a result, we are required to consolidate Consolidated SLST’s underlying seasoned re-performing and non-performing residential loans including its liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within Consolidated SLST, which requires that changes in valuations in the assets and liabilities of Consolidated SLST be reflected in our condensed consolidated statements of operations.

A reconciliation of our net interest income generated by our Single-Family portfolio to our condensed consolidated financial statements for the three months ended September 30, 2021 is set forth below (dollar amounts in thousands):

Interest income, residential loans	$31,488
Interest income, investment securities available for sale	4,527
Interest income, Consolidated SLST	10,245
Interest expense, Consolidated SLST CDOs	(7,116)
Interest income, Single-Family, net	39,144
Interest expense, repurchase agreements	(3,110)
Interest expense, residential loan securitizations	(5,053)
Net interest income, Single-Family	$30,981

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default or delinquency and/or decreased recovery rates on the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Residential loans, at fair value	$3,273,807	$3,049,166
Multi-family loans, at fair value	119,812	163,593
Investment securities available for sale, at fair value	448,093	724,726
Equity investments, at fair value	255,014	259,095
Cash and cash equivalents	408,785	293,183
Operating real estate, net	270,606	50,532
Other assets	136,692	115,292
Total Assets (1)	$4,912,809	$4,655,587
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	$334,556	$405,531
Collateralized debt obligations ($904,976 at fair value and $710,102 at amortized cost, net as of September 30, 2021 and $1,054,335 at fair value and $569,323 at amortized cost, net as of December 31, 2020)	1,615,078	1,623,658
Convertible notes	137,240	135,327
Senior unsecured notes	96,540	—
Subordinated debentures	45,000	45,000
Mortgages payable on operating real estate, net	200,720	36,752
Other liabilities	121,256	101,746
Total liabilities (1)	2,550,390	2,348,014
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, par value $0.01 per share, 32,050,000 and 30,900,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively, 22,441,081 and 20,872,888 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively ($561,027 and $521,822 aggregate liquidation preference as of September 30, 2021 and December 31, 2020, respectively)	542,232	504,765
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 379,286,475 and 377,744,476 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3,793	3,777
Additional paid-in capital	2,353,483	2,342,934
Accumulated other comprehensive income	2,041	994
Accumulated deficit	(543,756)	(551,268)
Company's stockholders' equity	2,357,793	2,301,202
Non-controlling interest in consolidated variable interest entities	4,626	6,371
Total equity	2,362,419	2,307,573
Total Liabilities and Stockholders' Equity	$4,912,809	$4,655,587
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of September 30, 2021 and December 31, 2020, assets of consolidated VIEs totaled $2,217,348 and $2,150,984, respectively, and the liabilities of consolidated VIEs totaled $1,793,066 and $1,667,306, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
NET INTEREST INCOME:
Interest income	$52,323	$45,358	$154,548	$303,941
Interest expense	21,292	19,829	61,702	202,807
Total net interest income	31,031	25,529	92,846	101,134

NON-INTEREST INCOME (LOSS):
Realized gains (losses), net	8,314	(1,067)	20,361	(149,919)
Realized loss on de-consolidation of Consolidated K-Series	—	—	—	(54,118)
Unrealized gains (losses), net	30,138	81,198	80,157	(212,711)
Income from equity investments	8,015	9,966	22,021	14,573
Impairment of goodwill	—	—	—	(25,222)
Income from operating real estate	3,980	—	7,626	—
Other (loss) income	(1,035)	431	2,244	337
Total non-interest income (loss)	49,412	90,528	132,409	(427,060)

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	12,458	10,159	36,419	32,570
Expenses related to operating real estate	8,549	—	15,386	—
Portfolio operating expenses	7,039	3,265	18,558	8,812
Total general, administrative and operating expenses	28,046	13,424	70,363	41,382

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	52,397	102,633	154,892	(367,308)
Income tax expense (benefit)	1,215	(772)	1,296	917

NET INCOME (LOSS)	51,182	103,405	153,596	(368,225)
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	394	(1,764)	3,428	(704)
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY	51,576	101,641	157,024	(368,929)
Preferred stock dividends	(11,272)	(10,297)	(31,865)	(30,890)
Preferred stock redemption charge	(3,443)	—	(3,443)	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$36,861	$91,344	$121,716	$(399,819)

Basic earnings (loss) per common share	$0.10	$0.24	$0.32	$(1.08)
Diluted earnings (loss) per common share	$0.10	$0.23	$0.32	$(1.08)
Weighted average shares outstanding-basic	379,395	377,744	379,193	368,740
Weighted average shares outstanding-diluted	380,983	399,709	381,105	368,740

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Total net interest income	$31,031	$31,475	$30,340	$25,956	$25,529
Total non-interest income	49,412	43,276	39,720	67,271	90,528
Total general, administrative and operating expenses	28,046	23,121	19,195	13,180	13,424
Income from operations before income taxes	52,397	51,630	50,865	80,047	102,633
Income tax expense (benefit)	1,215	15	66	65	(772)
Net income	51,182	51,615	50,799	79,982	103,405
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	394	1,625	1,409	437	(1,764)
Net income attributable to Company	51,576	53,240	52,208	80,419	101,641
Preferred stock dividends	(11,272)	(10,296)	(10,297)	(10,296)	(10,297)
Preferred stock redemption charge	(3,443)	—	—	—	—
Net income attributable to Company's common stockholders	36,861	42,944	41,911	70,123	91,344
Basic earnings per common share	$0.10	$0.11	$0.11	$0.19	$0.24
Diluted earnings per common share	$0.10	$0.11	$0.11	$0.18	$0.23
Weighted average shares outstanding - basic	379,395	379,299	378,881	377,744	377,744
Weighted average shares outstanding - diluted	380,983	381,517	380,815	399,009	399,709

Book value per common share	$4.74	$4.74	$4.71	$4.71	$4.58
Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.075
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock (1)	$—	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock (2)	$0.47	$—	$—	$—	$—

(1)In July 2021, the Company redeemed all outstanding shares of its Series C Preferred Stock and paid accumulated dividends up to, but not including, the redemption date.
(2)For the three months ended September 30, 2021, dividends declared represents the cash dividend for the long initial dividend period that began on July 7, 2021 and ended on October 14, 2021.